AMT CAPITAL FUND, INC.
	Form N-SAR for the period ending December 31, 1995
	File Number 811-7928





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of February, 1996



AMT CAPITAL FUND, INC.




By:/s/ William E. Vastardis
	      William E. Vastardis
							Treasurer




Witness:/s/ Eric P. Nachimovsky
	           Eric P. Nachimovsky